UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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REGAN HOLDING CORP.
(Name of Registrant as Specified in Its Charter)
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REGAN HOLDING CORP.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held June 16, 2008

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders (the “Annual Meeting”) of Regan Holding Corp., a California corporation (the “Company”), will be held at 2090 Marina Avenue, Petaluma, California 94954 on Monday, June 16, 2008, at 8:00 a.m., or at any adjournment thereof.  At the Annual Meeting, the shareholders will be asked to consider and act upon the following matters:

1.

To elect five (5) directors to hold office until the Annual Meeting of Shareholders in 2008 and until their respective successors are elected and qualify.

2.

To ratify the appointment of Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

3.

To consider and act upon such other business that properly comes before the Annual Meeting or any adjournments thereof.

Only shareholders of record as of the close of business on April 25, 2008, are entitled to notice of and to vote at the Annual Meeting and any adjournments.

It is very important that your shares are represented and voted at the Annual Meeting.  Your shares may be voted by returning the enclosed proxy card.  If you attend the Annual Meeting, you may vote in person even if you have previously mailed a proxy card.  We would appreciate your informing us on the proxy card if you expect to attend the Annual Meeting so that we can provide adequate seating for attendees.

The continuing interest of our shareholders in the business of the Company is appreciated and we hope many of you will be able to attend the Annual Meeting.

By Order of the Board of Directors

/s/ R. Preston Pitts

R. Preston Pitts

Secretary

Dated:  May 15, 2008

Petaluma, California

It is important that your shares be represented at the Annual Meeting regardless of the number of shares you hold.  Whether or not you plan to attend the Annual Meeting, please complete and return your proxy card in the enclosed envelope as soon as possible.

REGAN HOLDING CORP.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To be held June 16, 2008

The Annual Meeting of Shareholders (the “Annual Meeting”) of Regan Holding Corp., a California corporation (the “Company”) will be held at 2090 Marina Avenue, Petaluma, California 94954 on Monday, June 16, 2008, at 8:00 a.m., or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  This Proxy Statement is furnished in connection with the solicitation by the Company of proxies to be used at the Annual Meeting or at any and all adjournments (that take place within eleven months from the issuance of such proxy) of such meeting.  The enclosed proxy card is solicited by the Board of Directors of the Company.  By executing and returning the enclosed proxy card or by following the enclosed voting instructions, you authorize the persons named in the proxy card to represent you and vote your shares on the matters described in the Notice of Annual Meeting of Shareholders.  The mailing address of the Company’s principal executive offices is 2090 Marina Avenue, Petaluma, California 94954.

Commencing approximately May 15, 2008, the Company is mailing its Annual Report on Form 10-K for the year ended December 31, 2007, together with this Proxy Statement and the enclosed proxy card, to the shareholders.  If you attend the Annual Meeting, you may vote in person.  If you are not present, your shares can be voted only if you have completed a properly executed proxy card.  If you have completed a properly executed proxy card, your shares will be voted as you specify.  If no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors.  You may revoke the authorization given in your proxy card at any time before the shares are voted at the Annual Meeting.  To do this, send a written notice of revocation or another signed proxy card dated at a later date to the Secretary of the Company at the Company's principal executive offices prior to the date of the Annual Meeting.  You may also revoke your proxy by attending the Annual Meeting and voting in person.

Voting Rights

The record date for determination of the shareholders entitled to vote at the Annual Meeting is the close of business on April 25, 2008.  As of the record date, the Company had outstanding 23,525,231 shares of Series A Common Stock, no par value (the “Series A Stock”), and 550,473 shares of Series B Common Stock, no par value (the “Series B Stock”).  As of the date of this Proxy Statement, the Company is not in arrears in dividends.  The shares of Series A Stock and Series B Stock are collectively referred to herein as “Common Stock” and the holders of shares of Common Stock vote together as a single class.

The shares of Common Stock are the only outstanding voting securities of the Company.  A holder of Common Stock is entitled to cast one vote for each share held of record by such holder on the record date on all matters to be considered at the Annual Meeting. Cumulative voting will be permitted with respect to the election of directors.

The person appointed by us to act as election inspector for the Annual Meeting will count votes cast by proxy and in person at the Annual Meeting.  The presence, in person or by proxy, of the holders of shares representing a majority of the votes entitled to be cast at the Annual Meeting shall constitute a quorum.  Shares for which a holder has elected to abstain on a matter and broker non-vote shares will count for purposes of determining the presence of a quorum.  For actions requiring approval based on a percentage of votes cast, abstentions and broker non-votes will not affect the outcome of the vote.  For actions requiring approval based on the number of shares outstanding, abstentions and broker non-votes will have the same effect as negative votes.

The proxy solicitor, Georgeson Shareholder Communications, Inc. (Georgeson), the election inspector and the tabulators of all proxies, ballots and voting tabulations that identify shareholders are independent and are not employees of the Company. The Company will pay Georgeson approximately $1,400 to solicit proxies in connection with this solicitation.

ITEM 1

ELECTION OF DIRECTORS

The Board of Directors has fixed the number of directors to be elected at five (5) and has nominated the persons identified below to serve as directors until the next Annual Meeting of Shareholders and until their respective successors are elected and qualify.  Each of the nominees listed below is currently a director of the Company.

Name and Age	Principal Occupation	Director Since
Lynda L. Pitts 59 years old	Ms. Pitts has served as Chairman of the Board and Chief Executive Officer of the Company since 1992. She was Senior Vice President and Treasurer of the Company from 1990 to 1992.	1990
R. Preston Pitts 56 years old

Mr. Pitts served as Chief Financial Officer of the Company from 1994 to 1997, has served as President and Secretary of the Company since 1997, and as President, Secretary and Chief Operating Officer of the Company since 1998.  As of April 19, 2004, he became interim Chief Financial Officer of the Company.  Prior to joining the Company, he owned Pitts Company, a certified public accounting firm specializing in services for insurance companies, served as a financial officer for United Family Life Insurance Company and American Security Insurance Group, both Fortis-owned companies, and was an Audit Manager for Ernst & Young.

		1995
Ute Scott-Smith 48 years old	Ms. Scott-Smith, ChFC, has run her own financial services business since January 2003. She also served as Senior Vice-President of the Company from 1990 to April of 1997.	1997

Dr. Donald Ratajczak 65 years old

Dr. Ratajczak is a consulting economist.  Prior to April 1, 2003, he was the Chief Executive Officer and Chairman of the Board of Brainworks Ventures, Inc. until its merger with Assurance America Corp.  Since then, he has served as a director of the combined entity.  From 1973 until his retirement in June 2000, Dr. Ratajczak was Director of the Economic Forecasting Center in the J. Mack Robinson College of Business of Georgia State University.  Prior to founding the Center in 1973, Dr. Ratajczak was Director of Research for the UCLA Business Forecasting Project.  Dr. Ratajczak also serves as a director of Ruby Tuesday, Inc., Crown Craft, Citizens Trust Bank, and Assurance America.

2000

J. Daniel Speight, Jr. 51 years old

Mr. Speight was the Vice Chairman, Chief Financial Officer and a director of Flag Financial Corporation, a bank holding company, and of Flag Bank, a wholly owned subsidiary of Flag Financial from 1998 to 2006.  Mr. Speight served as Chief Executive Officer and a director of Middle Georgia Bankshares, Inc. from 1989 until its merger with Flag Financial Corporation in March 1998 and has served in various positions as President, Chief Executive Officer and a director of Citizens Bank and the resultant Flag Financial Corporation since 1984.  Mr. Speight previously served as Chairman of The Bankers Bank and has served as a managing principal in Bankers Capital Group LLC since 2006 and of counsel for the law firm James, Bates, Pope & Spivey in Macon, Georgia since February 2008. He is a member of the State Bar of Georgia.  He is past Chairman of the Georgia Bankers Association Community Banking Committee, past President of the Community Bankers Association of Georgia, and past director of the Independent Bankers Association of America.

2000

The Board of Directors recommends that shareholders vote “FOR” all the nominees.

Although it is not contemplated that any of the nominees will decline or be unable to serve, the proxies will be voted by the proxy holders at their discretion for another person if such a contingency should arise.  Unless otherwise directed in the accompanying proxy, or as specified above, the proxies will be voted “FOR” the election of the nominees named above.  Each nominee has indicated approval of his or her nomination and his or her willingness to serve if elected.

The Company’s Bylaws provide that each shareholder is entitled to cumulate such shareholder’s votes and give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares are normally entitled, or distribute the shareholder’s votes on the same principle among as many nominees as the shareholder considers appropriate.  This cumulative voting right may not be exercised unless the nominee’s name has been placed in nomination prior to the voting and one or more shareholders has given notice at the Annual Meeting prior to the voting of the shareholder’s intent to cumulate such shareholder’s vote.  The proxy holders may exercise this cumulative voting right at their discretion.  The candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.  Abstentions and broker non-votes will have no effect.

Under an insurance brokerage agreement among the Company, Lynda L. Pitts, formerly known as Lynda L. Regan, and Moody Insurance Group (“MIG”), Ms. Pitts has agreed that, so long as the brokerage agreement remains in effect, she will vote her shares in favor of the election of Robert Moody, Jr., MIG’s president and sole shareholder, as a director of the Company should he wish to be elected.  However, at the present time, MIG engages in business activities that compete with the Company.  Therefore, in order to avoid any issue as to the propriety of Mr. Moody’s serving on the Company’s Board, Mr. Moody has agreed to relinquish his right to serve on the Board until the 2008 Annual Meeting in return for nominal consideration from the Company.  The termination of the brokerage agreement with MIG would not have a material effect on the financial condition of the Company.

Board Committees and Meetings

The Board of Directors met four times in 2007.  All of the incumbent directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held in 2007 and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served.

The Company has two standing committees: the Audit Committee and Compensation Committee.  Both the Audit Committee and the Compensation Committee consist of Ute Scott-Smith, Dr. Donald Ratajczak and J. Daniel Speight, Jr.  Each member of the Audit Committee is “independent” as that term is defined in the New York Stock Exchange listing standards and under the rules of the Securities and Exchange Commission.  Dr. Ratajczak and Mr. Speight qualify as “audit committee financial experts” under the Securities and Exchange Commission rules.  During 2007, the Audit Committee held eight meetings and the Compensation Committee had one meeting and held discussions and acted several times in 2007 by written consent in lieu of a meeting.

The Company currently has no nominating committee.  Given the size of the Company and its resources, the Board of Directors believes that this is appropriate.  The Amended and Restated Bylaws of the Company provide that the Company’s management, including directors Lynda Pitts and Preston Pitts who are not “independent” as that term is defined in the New York Stock Exchange listing standards, and the non-management directors, shall have the right to nominate directors for election at the Annual Meeting.

The Board of Directors has not established a formal process for shareholders to send communications to the Board, nor does it have a policy with regard to the consideration of any director candidates recommended by shareholders.  Given the size of the Company and its resources, the Board of Directors believes that this is appropriate.

Attendance at Annual Meetings

All directors are expected to attend the Annual Meeting and be available, when requested by the chairperson of the Annual Meeting, to answer any questions shareholders may have.  All members of the Board of Directors attended last year’s annual meeting.

Executive Officers

Lynda L. Pitts and R. Preston Pitts, both of whom are directors also serve as executive officers of the Company and are identified above.

Finance Code of Professional Conduct

The Company has adopted a Finance Code of Professional Conduct incorporating the provisions required by the Securities and Exchange Commission.  The Finance Code applies to the Chief Executive Officer, President, Chief Financial Officer, Chief Operations Officer, and the directors and employees of the Company’s finance department.

Family Relationships

Lynda L. Pitts, Chairman of the Board and Chief Executive Officer of the Company, is married to R. Preston Pitts, President, Chief Operating Officer and director of the Company.

Security Ownership of Certain Beneficial Owners and Management

The Company knows of no person who is the beneficial owner of more than five percent of any class of the Company’s outstanding Common Stock other than Lynda L. Pitts, Chairman of the Board and Chief Executive Officer of the Company, and R. Preston Pitts, President, Chief Operating Officer and Chief Financial Officer, whose ownership is listed below.  The address for Lynda L. Pitts and R. Preston Pitts is 2090 Marina Avenue, Petaluma, California 94954.

The following table shows the amount of Series A Stock of the Company beneficially owned by the Company’s directors, the executive officers of the Company named in the Summary Compensation Table below and the directors and executive officers of the Company as a group.  The information set forth below is as of April 25, 2008.  No director or executive officer owns any Series B Stock.

Name	Position	Total	Percent
Lynda L. Pitts	Director, Chairman of the Board & Chief Executive Officer	11,654,433 (1)	49.5%
R. Preston Pitts	Director, President, Chief Operating Officer and Chief Financial Officer	1,441,266 (2)	6.1%
Ute Scott-Smith	Director	400,000 (3)	1.7%

J. Daniel Speight, Jr	Director	90,000 (4)	*

Donald Ratajczak	Director	90,000 (4)	*

All executive officers and directors as a group		13,675,699	58.1%

(1)

Includes 413,700 shares issuable pursuant to stock options that are exercisable within 60 days.

(2)

Includes 700,000 shares issuable pursuant to stock options that are exercisable within 60 days.

(3)

Includes 100,000 shares issuable pursuant to stock options that are exercisable within 60 days.

(4)

Includes 90,000 shares issuable pursuant to stock options that are exercisable within 60 days.

*

Indicates that the percentage of the outstanding shares beneficially owned is less than one percent (1%).

Section 16(a) Beneficial Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors and persons who own more than 10% of the Company’s Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  The rules of the Securities and Exchange Commission require reporting persons to supply the Company with copies of these reports.

Based solely on its review of the copies of such reports received from reporting persons, the Company believes that with respect to the year ended December 31, 2007, all reporting persons timely filed the required reports.

Audit Committee

The Company has a standing Audit Committee and has adopted a written charter for the Audit Committee.  The Audit Committee oversees the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with laws and regulations.  The Company’s independent auditors are responsible for performing an audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States.  The following functions are the key responsibilities of the Audit Committee:

•

Selecting, evaluating and, where appropriate, replacing the independent auditors;

•

Reviewing the terms of engagement of the independent auditors;

•

Reviewing the Company’s procedures with respect to the appropriateness of significant financial policies and accounting systems and the effectiveness of the Company’s internal controls;

•

Reviewing information from the independent auditors pertaining to the independent auditors’ independence;

•

Reviewing the audited financial statements in the Annual Report filed on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant adjustments, if any, and the clarity of disclosures in the financial statements;

•

Reviewing with the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Company’s accounting principles; and

•

Reviewing and assessing the adequacy of the Audit Committee’s Charter annually and recommending revisions to the Board.

During 2007, at each of its meetings, the Audit Committee met with senior members of management and on most occasions the Company’s independent auditors.

Compensation Committee

The Compensation Committee, which was formed in December 2004 and does not have a written charter, is responsible for:

•

Reviewing and approving the compensation and benefits for the Company’s officers;

•

Administering the Company’s stock purchase and stock option plans;

•

Making recommendations to the Board of Directors regarding these matters.

The executive officers of the company consult with the Compensation Committee and make recommendations on their compensation. In addition, the executive officers participate with the Compensation Committee in setting performance goals. In 2007, the Compensation Committee met and made no change to the executive officers’ salaries due to the financial condition of the company. The Compensation Committee does not use compensation consultants to set compensation.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis.  Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2007.

Respectfully submitted by the Compensation Committee,

Donald Ratajczak

Ute Scott-Smith

J. Daniel Speight, Jr.

Compensation Discussion and Analysis

Executive Compensation

The Company’s executive compensation policies and programs are generally intended to:

•

Relate the compensation of the Company’s executive officers to the success of the Company and to the creation of shareholder value;

•

Attract, motivate and retain highly qualified executive officers.  In establishing a level of compensation for 2007, the Compensation Committee considered a number of factors, including:

•

Financial condition and performance of the Company;

•

Compensation levels of executive officers in comparable positions with companies in industries in which the Company competes for executives, primarily the financial services and insurance industries based on compensation surveys;

•

Abilities of the executive officers and their contributions to the Company’s strategic goals and performance.

The Compensation Committee assesses the competitiveness of the Company’s executive officers by reference to the following compensation surveys:

•

Mercer Human Resource Consulting Executive Survey Report

•

Loma Executive Compensation Survey

•

Watson Wyatt Survey Report on Personnel Compensation

While the Company seeks to provide a level of compensation that is competitive with comparable positions in the financial services and insurance industries, the Compensation committee does not target a particular percentile with respect to the executive officers’ total compensation or particular elements of compensation. Competitive compensation data is just one of several factors noted above that the Compensation Committee considers in setting compensation.

Executive compensation consists of base salary, short-term incentive bonus and long-term incentives in the form of stock options.  The main elements of our compensation program are designed to align executive interests with the interests of shareholders; support individual motivation and excellence; and recognize business results.

Base Salary

Salaries provide executive officers with a base level of income.  The salary program helps achieve the objectives outlined above by attracting and retaining talent.  The amount of annual salary is based on the level of responsibility and the performance assessment of the individual.

Bonus Compensation

The Compensation Committee exercises discretion in paying bonuses depending on annual business results and its evaluation of the executive officers’ individual performance, experience, and level of responsibility.

Long-Term Equity Incentive Compensation

The Company’s long-term equity incentive compensation program is designed to align long-term executive interests with those of shareholders.  Awards to the executive officers are made based upon their level of responsibility.

The Company currently sponsors two stock-based compensation plans.  Under both plans, the exercise price of each option equals the estimated fair value of the underlying Series A Stock on the date of grant, as estimated by management, except for incentive stock options granted to shareholders who own 10% or more of the Company’s outstanding Common Stock, where the exercise price equals 110% of the estimated fair value.  Both plans are administered by committees, which are appointed by the Company's Board of Directors.

Employee Option Plan — Under the Regan Holding Corp. 1998 Stock Option Plan (the "Employee Option Plan"), the Company may grant to employees and directors incentive stock options and non-qualified options to purchase the Company's Series A Stock (collectively referred to herein as "Employee Options").  A total of 8.5 million shares have been reserved for grant under the Employee Option Plan.  The Employee Options generally vest over four or five years and expire in ten years, except for incentive stock options granted to shareholders who own 10% or more of the outstanding shares of the Company’s Common Stock, which expire in five years. Starting on January 1, 2006, the Company estimates the fair value of each stock option award on the date of grant using the Black-Scholes stock option valuation model.  The estimated fair value of employee stock option awards is amortized over the award’s vesting period on a straight-line basis. Prior to January 1, 2006, the Company used the intrinsic value method of accounting for stock-based awards granted to employees and, accordingly, did not recognize compensation expense for its stock-based awards to employees.  No stock options under the Employee Option Plan were granted or vested in 2007.

Producer Option Plan — Under the Regan Holding Corp. Producer Stock Option and Award plan (the "Producer Option Plan"), the Company may grant to Legacy Marketing producers and Legacy Financial registered representatives shares of the Company's common stock and non-qualified stock options (the "Producer Options") to purchase the Company's common stock.  A total of 12.5 million shares have been reserved for grant under the Producer Option Plan.  We did not grant any stock options in 2007 and granted a total of 15,000 stock options to a Producer in each of the years ended December 31, 2006 and 2005. Compensation expense related to stock options awarded during the 2006 and 2005 was immaterial. There were no shares of Series A common stock awarded to non-employees during 2007, 2006 and 2005. The Producer Options granted for each of the two years ended December 31, 2006 vested immediately upon the grant date and expire six years from the date of grant.  The fair value of the Producer options was estimated using the Black-Scholes option-pricing model with the following assumptions:

	2007¹	2006	2005
Risk-free interest rates		5.04%	3.99%
Volatility		27%	27%
Dividend yield		None	None
Expected life		6 years	6 years

¹ No stock options were granted or vested in 2007.

There were no shares of Series A Stock awarded during 2007, 2006 and 2005.

In 2007, the Compensation Committee reviewed the Company’s executive compensation policies and programs to ensure that executive compensation was linked to the creation of shareholder value and to assess the competitiveness of the compensation programs.  Compensation for executive officers during 2007 consisted of base pay which is determined based on the factors set forth above.

We have employment arrangements with both of the executive officers, and their annual base salary is reviewed and approved annually by the Compensation Committee.  In setting the executive officers compensation for 2007, the Compensation Committee considered several factors, including the Company’s financial condition and past performance, the compensation levels of executive officers’ with companies in comparable industries, in addition to their individual performance and continuing contributions to the Company.

The Compensation Committee may also award bonuses to the executive officers as a percentage of base salary if the Compensation Committee believes additional compensation is appropriate in light of a particular year’s business results or the executive officer’s individual contributions to the Company. The Compensation Committee did not award bonuses to the executive officers in 2007.

Executive Compensation

The following Summary Compensation Table sets forth the compensation of the Company’s named executive officers, who were the only executive officers of the Company during the fiscal year ended December 31, 2007.

Summary Compensation Table

Name and Principal		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation		Total Compensation
Position	Year	($)	($) (1)	($)	($)	($)	($)	($)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)

Lynda L. Pitts,	2007	425,000					-	10,501	(2), (3)	435,501
Chief Executive Officer	2006	372,115	-	-	-		-	8,696	(2), (3)	380,811
	2005	308,942	-	-	-		-	6,993	(2), (3)	315,935

R. Preston Pitts,	2007	375,000					25,306	8,834	(2), (3)	409,140
President, Chief	2006	343,269	-	-	-		22,880	8,018	(2), (3)	374,167
Operating Officer and	2005	251,899	-	-	-		15,501	5,385	(2), (3)	272,785
Chief Financial Officer

John W. Abbott, (4)	2007	247,517						1,035	(3)	248,552
Chief Information	2006	200,000						696	(3)	200,696
Officer	2005	199,135						673	(3)	199,808

(1)

The amount represents bonuses in the year in which they were earned.  See “Compensation Discussion and Analysis” above on how bonuses are awarded. No annual bonuses were paid in 2007.

(2)

The amount includes matching contributions made by the Company pursuant to its 401(k) Plan and non-qualified tax deferred compensation plan.  The 401(k) Plan is available to all employees and allows employees to defer, on a pre-tax basis, up to 15% of their annual compensation as contributions to the 401(k) plan, subject to a maximum of $15,000.  The Company typically matches 50% of each employee’s contributions up to 6% of their annual compensation, subject to a maximum of $7,500.  The Company also sponsors a non-qualified tax deferred compensation plan, which is available to certain employees who, because of Internal Revenue Code limitations, are prohibited from contributing the maximum percentage of salary to the 401(k) Plan.  Under this deferred compensation plan, certain employees may defer, on a pre-tax basis, a percentage of annual compensation, including bonuses.  The Company typically matches 50% of each employee’s contributions up to a maximum of 6% of annual compensation, less amounts already matched under the 401(k) plan.

(3)

Includes life insurance premiums paid by the Company for the benefit of a named executive officer.

(4)

Mr. Abbott’s employment with the Company terminated in December 2007.

We have in effect employment arrangements with both of our executive officers.  The employment arrangements set forth minimum base salary amounts and provide each executive officer with a potential bonus.  We describe these employment arrangements in “Compensation Discussion and Analysis” above. No plan-based awards were granted in the year ended December 31, 2007.

Outstanding Equity Awards as of December 31, 2007

	OPTION AWARDS
Name and Principal	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Equity Incentive Plan Awards: Number of Secuities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration
Position	(#) (1)	(#)	(#)	($)	Date
(a)	(b)	(c)	(d)	(e)	(f)

Lynda L. Pitts,	413,700			1.53	1/1/2010
Chief Executive Officer

R. Preston Pitts,	110,000			0.73	1/1/2008
President, Chief	225,000			1.27	1/1/2009
Operating Officer and	400,000			1.53	1/1/2010
Chief Financial Officer	75,000			1.68	1/1/2012

(1) The stock options listed above are fully vested.

Options Exercised or Stock Vested in Last Fiscal Year

No stock options were exercised in the year ended December 31, 2007.  The Company has not issued any unvested stock awards.

The following table shows information about the participation by executive officer in the Company’s non-qualified deferred compensation plan:

Non-Qualified Deferred Compensation

	Executive Contributions in 2007	Registrant Contributions in 2007	Aggregate Earnings in 2007	Aggregage Withdrawals / Distributions	Aggregage Balance at December 31, 2007
Name	($) (1)	($) (1)	($)	($) (1)	($)
(a)	(b)	(c)	(d)	(e)	(f)

Lynda L. Pitts	-	-	-	-	-

R. Preston Pitts	-	-	25,306	-	399,673

1)

There were no matching contributions by the Company in 2007 under the Company’s non-qualified deferred compensation plan.  This is different from the amount in matching contributions reported in the Summary Compensation Table for 2007, which represent the aggregate matching contributions under the Company’s 401(k) Plan and non-qualified compensation plan.

Director Compensation as of December 31, 2007

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualifed Compensation Earnings	All Other Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Donald Ratajczak	16,000	-	-	-	-	-	16,000

Ute Scott-Smith	16,000	-	-	-	-	-	16,000

J. Daniel Speight, Jr.	16,000	-	-	-	-	-	16,000

The compensation for directors of the Company who are not executive officers or employees of the Company currently consists of a $10,000 annual retainer plus a $1,500 attendance fee for each Board or committee meeting attended.  Also, independent directors of the Company are eligible to receive stock options.  Currently, Donald Ratajczak, Ute Scott-Smith and J. Daniel Speight, Jr. are the only independent directors of the Company.  Lynda L. Pitts and R. Preston Pitts are executive officers of the Company and are not separately compensated for serving as directors or attending Board or committee meetings.

Certain Relationships and Related Transactions

Pursuant to the terms of the Amended and Restated Shareholder Agreement with Lynda L. Pitts, Chief Executive Officer of the Company and Chairman of the Company’s Board of Directors, upon the death of Ms. Pitts, the Company would have the option (but not the obligation) to purchase from Ms. Pitt’s estate all shares of Common Stock that were owned by Ms. Pitts at the time of her death, or were transferred by her to one or more trusts prior to her death.  In addition, upon the death of Ms. Pitts, her heirs would have the option (but not the obligation) to sell their inherited shares to the Company.  The purchase price to be paid by the Company shall be equal to 125% of the fair market value of the shares. As of December 31, 2007, the Company believes that 125% of the fair market value of the shares owned by Ms. Pitts was equal to $562,000.  The Company has purchased life insurance coverage for the purpose of funding this potential obligation upon Ms. Pitts’ death.

On January 25, 2007, prospectdigital LLC ("prospectdigital"), an indirect wholly owned subsidiary of the Company, sold certain of its assets, which primarily included fixed assets and other miscellaneous operating assets, to PD Holdings LLC ("PD Holdings").  In addition, PD Holdings agreed to assume certain liabilities of prospectdigital.  Lynda L. Pitts, Chief Executive Officer, and R. Preston Pitts, President, Chief Operating Officer and Chief Financial Officer of the Company, are the primary owners of PD Holdings.  In connection with the sale, the Company also entered into a service agreement with PD Holdings, whereby subsidiaries of the Company will provide certain administrative services to PD Holdings, for a fee equal to the cost of the services provided. During 2007, the Company provided services with a cost of $810,022 which cost was paid in full by PD Holdings. At December 31, 2007, $35,232 was due from PD Holdings, this amount was received in January 2008. PD Holdings also provided marketing related services to the Company. The Company paid PD Holdings $27,375 for these services.

Prospectdigital received $116,000 in consideration of the sale, which was greater than the estimated fair value of the assets of prospectdigital being sold, as determined by a third-party independent valuation.  The amount of consideration was approved by the Board of Directors of the Company.

Approval of Related Transactions

Each of our executive officers is required to report all transactions that had or will have a direct or indirect material interest with respect to the Company.  The Board of Directors then reviews and discusses these transactions.  The Company does not, however, have a formal written policy for approval or ratification of such transactions, and all such transactions are evaluated on a case-by-case basis.

Compensation Committee Interlocks and Insider Participation

The Company’s Compensation Committee was formed in December 2004 and, as of the date hereof, is comprised of Ute Scott-Smith, Dr. Donald Ratajczak, and J. Daniel Speight, Jr.  No members of the Compensation Committee were also employees of the Company or its subsidiaries during 2007 or at any time prior to 2007, except that Ute Scott-Smith served as Senior Vice-President of the Company from 1990 to April of 1997.  None of the Company’s executive officers serves on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Audit Committee Report

The Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee also discussed with its independent auditors the matters required to be discussed by Statement Of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Audit Committee also received from its independent auditors the written disclosures and the letter required by Independence Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussion with Audit Committee), as adopted by the Public Company Oversight Board in Rule 3600T, and discussed with the independent auditors their independence from management and the Company.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee,

Ute Scott-Smith, Chairperson

Dr. Donald Ratajczak

J. Daniel Speight, Jr.

Audit Fees and Audit-Related Fees

The following table presents the aggregate fees billed for professional services rendered by Burr, Pilger & Mayer LLP and PricewaterhouseCoopers LLP for the years ended December 31, 2007 and 2006.

	2007	2006
Burr, Pilger & Mayer LLP
Audit Fees	$212,160	$193,090
Audit-Related Fees	$-	$-

PricewaterhouseCoopers LLP
Audit Fees	$-	$15,000
Audit-Related Fees	$-	$-

Total
Audit Fees (1)	$212,160	$208,090
Audit-Related Fees (2)	$-	$-

(1)

Represents professional fees for the audit of the Company’s annual financial statements and review of the financial statements included in the Company’s Form 10-Q or for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Services performed consisted primarily of review of amendments to a registration statement filed with the Securities and Exchange Commission.

Tax Fees

No aggregate fees were billed in either of the last two years for professional services rendered by Burr, Pilger & Mayer LLP or PricewaterhouseCoopers LLP for tax compliance, tax advice or tax planning.

All Other Fees

Burr, Pilger & Mayer LLP also billed the Company $3,090 for non-audit professional services performed during the fiscal year ended December 31, 2007, related primarily to Sarbanes-Oxley section 404 consultation.  The Audit Committee has considered whether such non-audit services are compatible with maintaining auditor independence.

No aggregate fees were billed during the fiscal year ended December 31, 2007, for other services rendered by Burr, Pilger & Mayer LLP or PricewaterhouseCoopers LLP.

Audit Committee Pre-Approval Policies and Procedures

All services to be performed for the Company by our independent auditors must be separately pre-approved by the Company’s Audit Committee.  All services provided by our independent auditors in 2007 and 2006 were approved in advance by the Audit Committee.

ITEM 2

RATIFICATION OF APPOINTMENT OF PRINCIPAL INDEPENDENT AUDITORS

The Board of Directors recommends that the shareholders vote “FOR” ratification of the appointment of Burr, Pilger & Mayer LLP as the Company’s principal independent registered public accounting firm for the year ending December 31, 2008, and your proxy will be so voted unless you specify otherwise.

The Audit Committee has appointed Burr, Pilger & Mayer LLP, as principal independent registered public accountants for the Company for the year ending December 31, 2008.  The Board of Directors concurred with the Audit Committee’s decision.

Although the shareholders’ ratification vote will not affect the current year’s appointment or retention, the Audit Committee will consider the shareholders’ vote in determining its appointment of the Company’s independent auditors for the next fiscal year.  The Audit Committee, in appointing the Company’s independent auditors, reserves the right, in its sole discretion, to change an appointment at any time during a fiscal year if it determines that such a change would be in the best interests of the Company and its shareholders.

The approval of this appointment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this proxy statement.  If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Any shareholder who intends to present a proposal at the 2009 Annual Meeting of Shareholders for inclusion in the Company’s Proxy Statement and proxy form relating to such meeting must submit such proposal in writing, along with proof of eligibility, to the Company's Secretary (2090 Marina Avenue, Petaluma, CA  94954).  Such proposals must be received by the Company no later than January 5, 2009.

SOLICITATION OF PROXIES

The cost of soliciting proxies in the accompanying form has been or will be paid by the Company.  In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and the Company may reimburse them for their expenses in doing so.  To the extent necessary in order to assure sufficient representation, officers and regular employees of the Company may engage (without additional compensation) in the solicitation of proxies personally, by telephone, electronic mail or facsimile.

AUDITORS

Representatives of Burr, Pilger & Mayer LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions.  Those representatives will have the opportunity to make a statement if they desire to do so.

ANNUAL REPORT ON FORM 10-K

Without charge, beneficial owners of our Common Stock as of the record date of April 25, 2008, may obtain copies of our Annual Report on Form 10-K, including financial statements and financial statement schedules, required to be filed with the Securities and Exchange Commission for 2007 by submitting a written request to R. Preston Pitts, President, at 2090 Marina Avenue, Petaluma, California 94954.

Exhibit 14

RHC Holding Corp. Finance Code of Professional Conduct

Regan Holding Corp. (RHC) and its subsidiaries strongly promote a high degree of professional conduct in the practice of financial management.  RHC’s Chief Executive Officer, President, Chief Financial Officer, Chief Operations Officer, (collectively “the officers”), directors and the employees of the finance department hold an important and elevated role in corporate governance in that they are uniquely capable and empowered to ensure that all shareholders’ interests are appropriately balanced, protected and preserved. This Finance Code of Professional Conduct embodies principles to which we are expected to adhere and advocate. These tenets for ethical business conduct encompass rules regarding both individual and peer responsibilities, as well as responsibilities to RHC employees, the public and other shareholders. RHC expects the Officers, Directors and Finance organization employees to abide by this Code as well as all applicable RHC business conduct standards and policies or guidelines in RHC’s employee handbook relating to areas covered by this Code. Any violations of the RHC Finance Code of Professional Conduct may result in disciplinary action, up to and including termination of employment.

All employees covered by this Finance Code of Professional Conduct will:

•

Act with honesty and integrity, avoiding actual or apparent conflicts of interest in their personal and professional relationships.

•

Provide shareholders with information that is accurate, complete, objective, fair, relevant, timely and understandable, including in our filings with and other submissions to the U.S. Securities and Exchange Commission.

•

Comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies.

•

Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing one’s independent judgment to be subordinated.

•

Respect the confidentiality of information acquired in the course of one’s work except when authorized or otherwise legally obligated to disclose.

•

Not use confidential information acquired in the course of one’s work for personal advantage.

•

Share knowledge and maintain professional skills important and relevant to shareholder’s needs.

•

Proactively promote and be an example of ethical behavior as a responsible partner among peers and others in the work environment.

•

Achieve responsible use, control, and stewardship over all RHC assets and resources that are employed or entrusted to us.

•

Not unduly or fraudulently influence, coerce, manipulate, or mislead any authorized audit or interfere with any auditor engaged in the performance of an internal or independent audit of RHC’s financial statements or accounting books and records.

If you are aware of any suspected or known violations of this Code of Professional Conduct, the Standards of Business Conduct or other RHC policies or guidelines, you have a duty to promptly report such concerns either to your manager, another responsible member of management, or a Human Resources representative or the 24-hour Business Conduct Line. The procedures to be followed for such a report are outlined in the Standards of Business Conduct and the Whistle blowing Reporting Procedure and Guidelines in the Employee Handbook.

If you have a concern about a questionable accounting or auditing matter and wish to submit the concern confidentially or anonymously, you may do so by calling the Business Conduct Line 24-hour number at 1-888-555-3456. An independent third party staffs the business conduct line and will forward concerns, confidentially and anonymously if requested, to RHC’s audit committee or its designated representative.

RHC will handle all inquiries discretely and make every effort to maintain, within the limits allowed by law, the confidentiality of anyone requesting guidance or reporting questionable behavior and/or a compliance concern.

It is RHC’s intention that this Code of Professional Conduct be its written code of ethics under Section 406 of the Sarbanes-Oxley Act of 2002 complying with the standards set forth in Securities and Exchange Commission Regulation S-K Item 406.

Endnotes